Exhibit 10.27
(English Translation)

Purchase and Sales Contract for Industrial and Mineral Products
(Stamp for supervision of economy contract of Harbin Administration of Industry and Commerce)

The Supplier: Beijing Zhongxin Chemical Technology Development Co.
The Buyer: Harbin Pacific Dragon Fertilizers Co., Ltd
Contract No.: 070211
Signed at: Harbin
Date: Jan 15th 2007

1.	Product Name, Trade Mark, Specification, Manufacturer, Quantity, Date of Delivery and Quantity

								Date of Delivery and Quantity
Product name	Trade Mark	Specification	Manufacturer	Measurement Unit	Quantity	Unit Price RMB	Total Amount	total
Specific fulvic acid				Ton	2,000	9,100	18,200,000

Total in RMB (capitalization) : 18,200,000
(Indication: if blanks are not enough, please add.)

2.	Quality requirement, technology standard, the requirements and terms of quality responsibility from the supplier: Products should meet the national quality requirement standards

3.	Place of delivery and mode: As the buyer required.

4.
Term of Shipment, port of destination and expense:
The supplier should deliver the goods to the buyer’s railway or highway destination, and the buyer take the responsibility to deliver the goods to the plant.

5.	Reasonable loss and calculating method:

6.	Packing standard, the supply and reclamation of packing:

7.	Checking standard, means, deadline of discrepancy: In one month

8.	Spare parts, fittings quantity and supply:

9.	Settlement and time limit: 2 million pre-payment and left amounts will be paid after the arrival of goods. Price should be given discount on the basis of market price.

10.	If assurance is needed, a separate contract should be signed as the attachment of this contract:

11.	The liability for breach of contract: The breaching party should bear all responsibility.

12.	Settlement of disputes: Any dispute should be settled through negotiation or arbitration in Harbin.

13.	Other clauses: to be discussed.

The supplier: Beijing Zhongxin Chemical Technology Development Co.	The buyer: Harbin Pacific Dragon Fertilizers Co., Ltd	Comments of notary: Handled by: Notarizing Agent(stamp) Date: (Indication: except for government regulation, notarization is of one’s own accord.)
Address: (Corporate Seal)	Address:
Legal representative: /s/ Liu Quan	Legal representative:
Authorized agent:	Authorized agent:
Tel:	Tel:
Telegraphic address:	Telegraphic address:
Deposit bank:	Deposit bank:
Account No.:	Account No.:
Postcode:	Postcode:

Term of Validity: Feb 1st, 2007-Jan 31st, 2009

Supervised by Harbin Administration of Industry and Commerce
Printed by Harbin Northeast Printing Office.